UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2019

XPRESSPA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor

New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	XSPA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Calm Private Placement

On July 8, 2019, XpresSpa Group, Inc. (the “Company”) entered into a securities purchase agreement (the “Calm Purchase Agreement”) with Calm.com, Inc. (“Calm”) pursuant to which the Company agreed to sell (i) an aggregate principal amount of $2,500,000 in 5.00% unsecured convertible Notes due 2022 (the “Calm Notes”), which will be convertible into shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”) and (ii) warrants to purchase 937,500 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price of $2.00 per share (the “Calm Warrants”) (collectively, the “Calm Private Placement”).

The Company expects to receive $2,500,000 in gross proceeds from the Calm Private Placement. The Company expects to close the Calm Private Placement as soon as possible following the signing of the transaction documents.

Purchase Agreement

The Calm Purchase Agreement contains representations and warranties of the Company and Calm which are typical for transactions of this type. In addition, the Calm Purchase Agreement contains customary covenants on the Company’s part that are typical for transactions of this type, as well as the following additional covenants: (i) until Calm holds less than 10% of the Calm Notes, the Company agreed not to enter into any variable rate transactions and (ii) the Company agreed to use its commercially reasonable efforts to hold a stockholder meeting within 120 days of the closing date at which the Company will solicit its stockholders’ affirmative vote for approval of its issuance of certain shares in connection with the transactions described in the transaction documents in accordance with applicable law and the rules and regulations of the Nasdaq Stock Market (“Shareholder Approval”).

The Calm Purchase Agreement obligates the Company to indemnify Calm and various related parties for certain losses including those resulting from (i) any misrepresentation or breach of any representation or warranty made by the Company, (ii) any breach of any obligation of the Company, and (iii) certain claims by third parties.

Notes and Warrants

The Calm Notes are the unsecured subordinated obligations of the Company. Unless earlier converted or redeemed, the Calm Notes will mature on May 31, 2022. The Calm Notes bear interest at a rate of 5% per annum, subject to increase in the event of default to the lesser of 18% per annum or the maximum rate permitted under applicable law. The Calm Notes are convertible at any time until the Calm Notes are no longer outstanding, in whole or in part, at the option of Calm into shares of Series E Preferred Stock at a conversion price equal to $3.10 per share, except that no shares of Series E Preferred Stock may be issued as payment of interest or in connection with anti-dilution protection or voluntary reduction of the conversion price until receipt of Shareholder Approval. Interest on the Calm Notes is payable in arrears beginning on the last day of each February, May, August and November during the period beginning on the original issuance date and ending on, and including, the maturity date, when all amounts outstanding under the Calm Notes become due and payable in cash. The Company may elect to pay interest in cash, shares of Series E Preferred Stock or a combination thereof.

If the Company receives gross cash proceeds of $10,000,000 or more in connection with a closing of an offering of its securities, the Calm Notes require the Company to make an offer to Calm to repay Calm out of the net proceeds, if such a closing occurs, of up to 100% of the principal amount of the Calm Notes and accrued but unpaid interest designated by Calm. In addition, if the volume weighted average price of the Common Stock is equal to or greater than 150% of the conversion price for the Series E Preferred Stock then in effect for at least 20 consecutive trading days, the Company has the option to prepay the outstanding principal amount of the Calm Notes, in whole or in part, by paying to Calm 110% of the principal amount to be redeemed, together with accrued but unpaid interest, if any, and any other sums due, accrued or payable to Calm under the Calm Notes.

The Calm Notes also contain certain negative covenants, including prohibitions on the incurrence of indebtedness, liens, amendments to the Company’s organizational documents, dividends, redemption, related party transactions and entry into any equity line of credit agreement or variable rate transactions. The Calm Notes also contain standard and customary events of default including, but not limited to, failure to make payments when due, failure to observe or perform covenants or agreements contained in the Calm Notes, existence of a default or event of default under any of the Calm transaction documents, the bankruptcy or insolvency of the Company or any of its subsidiaries and unsatisfied judgments against the Company.

The Calm Warrants entitle Calm to purchase an aggregate of 937,500 shares of Common Stock. The Calm Warrants are exercisable beginning six months from the date of issuance, have a term of five years and feature an exercise price equal to $2.00 per share.

The terms of each of the Calm Notes and the Calm Warrants provide for (i) anti-dilution price protection for issuances of Common Stock at a price per share less than the price equal to the conversion price or exercise price, as applicable and (ii) voluntary reduction of the conversion price or exercise price, as applicable, by the Company in its discretion, in each case subject to Shareholder Approval. In the event of a “fundamental transaction,” as defined in the Calm Notes and Calm Warrants, (i) upon any subsequent conversion of the Calm Notes, Calm has the right to receive, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of Common Stock for which the Calm Notes are convertible immediately prior to such fundamental transaction and (ii) Calm will have the right to receive the value in cash of the Calm Warrants, as determined in accordance with the Black Scholes option pricing model.

The Calm Notes and Calm Warrants and the shares of Common Stock issuable upon conversion or exercise of the Calm Notes and the Calm Warrants, as applicable (the “Underlying Calm Shares”) have not been registered under the Securities Act and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Calm acquired the securities for investment and acknowledged that it is an accredited investor as defined by Rule 501 under the Securities Act. The Calm Notes, Calm Warrants and Underlying Calm Shares may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

The foregoing descriptions of the Calm Purchase Agreement, Calm Note and Calm Warrants do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of such documents, which are attached as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Registration Rights Agreement

In connection with the Calm Purchase Agreement, on July 8, 2019, the Company and Calm entered into a Registration Rights Agreement (the “Calm Registration Rights Agreement”), pursuant to which the Company has agreed to register the Underlying Calm Shares on a registration statement on Form S-3 (the “Calm Registration Statement”) to be filed with the SEC within forty-five (45) days after the date of the issuance of the Calm Notes and Calm Warrants and to cause the Calm Registration Statement to be declared effective under the Securities Act. If certain of the Company’s obligations under the Calm Registration Rights Agreement are not met, the Company is required to pay partial liquidated damages to Calm.

The foregoing description of the Calm Registration Rights Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such document, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Calm Collaboration Agreement

On July 8, 2019, the Company entered into an Amended and Restated Product Sale and Marketing Agreement with Calm (the “Amended and Restated Collaboration Agreement”), which replaced the parties’ previous Product Sale and Marketing Agreement, dated as of November 12, 2018. The Amended and Restated Collaboration Agreement primarily relates to the display, marketing, promotion, offer for sale and sale of Calm’s products in each of the Company’s branded stores throughout the United States. The Amended and Restated Collaboration Agreement shall remain in effect until July 31, 2021, unless terminated earlier in accordance with the Amended and Restated Collaboration Agreement, and automatically renews for successive terms of six months unless either party provides written notice of termination no later than thirty days prior to any such automatic renewal of the Amended and Restated Collaboration Agreement.

The Company intends to file a copy of the Amended and Restated Collaboration Agreement as an exhibit to its Quarterly Report on Form 10-Q for the three month period ending September 30, 2019, portions of which that are not material and would be competitively harmful if publicly disclosed may be redacted pursuant to Regulation S-K Item 601(b).

Amendment to Certificate of Designation of Series E Convertible Preferred Stock

On July 8, 2019, the Company filed a certificate of amendment to the Certificate of Designation of Series E Convertible Preferred Stock (the “Series E COD Amendment”) with the State of Delaware to (i) increase the number of authorized shares of Series E Preferred to 2,397,060 and (ii) upon receipt of Shareholder Approval, reduce the conversion price to $2.00. The Series E COD Amendment was approved by the Board of Directors of the Company (the “Company Board”). The Company intends to seek Shareholder Approval of the Series E COD Amendment.

A copy of the Series E COD Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

B3D Transaction

On July 8, 2019, the Company entered into a fourth amendment (the “Credit Agreement Amendment”) to its existing Credit Agreement with B3D, LLC (“B3D”) in order to, among other provisions, (i) extend the maturity date to May 31, 2021, (ii) reduce the applicable interest rate to 9.0%, and (iii) amend and restate its existing convertible promissory note in order to increase the principal amount owed to B3D to $7.0 million, which principal and any interest accrued thereon will be convertible, at B3D’s option, into Common Stock subject to receipt of Shareholder Approval (the “B3D Note”) (together, the “B3D Transaction”).

Notes

The B3D Notes are the senior secured obligations of the Company, secured by the personal property of the Company and its subsidiaries. Unless earlier converted or redeemed, the B3D Notes will mature on May 31, 2021. The B3D Notes bear interest at a rate of 9.00% per annum, calculated on a monthly basis. Interest only is payable in arrears on the last business date of each month (the “Monthly Interest”). Notwithstanding the foregoing, until the earlier of (i) ninety days from the date of the Credit Agreement Amendment or (ii) the date upon which Shareholder Approval is received (the “Interest Deferment Date”), the Monthly Interest will continue to accrue, will be compounded monthly, and all unpaid amounts thereof will be due and payable on the Interest Deferment Date. At the option of the Company, all or any portion of the Monthly Interest that is payable (i) on the Interest Deferment Date or (ii) after the Interest Deferment Date, but not more than twenty-one days and not less than five trading days prior to the date on which each payment of Monthly Interest is due, may be paid in shares of Common Stock. At any time after receipt of Shareholder Approval until the B3D Note is no longer outstanding, all or any portion of the outstanding principal amount of the B3D Note, plus any accrued and unpaid interest thereon, shall be convertible into Common Stock at the option of B3D at a conversion price equal to $2.00 per share.

In addition, the Company has the option to prepay the outstanding principal amount of the B3D Notes in whole or in part. In the event the Company prepays the B3D Note in full before the date that is fifteen business days prior to the maturity date, the Company shall pay a premium equal to the greater of (i) 4% of the outstanding principal amount of the B3D Notes that is prepaid or (ii) the Black Scholes value of the outstanding principal amount that is prepaid.

The terms of the B3D Notes provide for anti-dilution protection for issuances of Common Stock at a price per share less than the price equal to the conversion price, subject to Shareholder Approval. In the event of a “fundamental transaction” as defined in the B3D Notes, upon any subsequent conversion of the B3D Notes, B3D has the right to receive, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of Common Stock for which the B3D Note is convertible immediately prior to such fundamental transaction.

The B3D Notes and the shares of Common Stock issuable upon conversion of the B3D Notes (the “Underlying B3D Shares”) have not been registered under the Securities Act and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. B3D acquired the securities for investment and acknowledged that it is an accredited investor as defined by Rule 501 under the Securities Act. The B3D Notes and Underlying B3D Shares may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

The foregoing descriptions of the Credit Agreement Amendment and B3D Note do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of such documents, which are attached as Exhibits 10.3 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Registration Rights Agreement

In connection with the B3D Notes, on July 8, 2019, the Company and B3D entered into a Registration Rights Agreement (the “B3D Registration Rights Agreement”), pursuant to which the Company has agreed to register the Underlying B3D Shares on a registration statement on Form S-3 (the “B3D Registration Statement”) to be filed with the SEC within forty-five (45) days after the date of the issuance of the B3D Notes and to cause the B3D Registration Statement to be declared effective under the Securities Act. If certain of the Company’s obligations under the B3D Registration Rights Agreement are not met, the Company is required to pay partial liquidated damages to B3D.

The foregoing description of the B3D Registration Rights Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such document, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Series D Amendment and December 2016 Warrant Amendment

Amendment to Certificate of Designation of Series D Convertible Preferred Stock

On July 8, 2019, the Company filed a certificate of amendment to the Certificate of Designation of Series D Convertible Preferred Stock (the “Series D COD Amendment”) with the State of Delaware to, upon receipt of Shareholder Approval, reduce the conversion price to $2.00 and provide for automatic conversion of the Series D Convertible Preferred Stock into shares of Common Stock. The Series D COD Amendment was approved by the Company Board. The Company intends to seek Shareholder Approval of the Series D COD Amendment.

A copy of the Series D COD Amendment is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

December 2016 Warrant Amendment

On July 8, 2019, the Company entered into an amendment to certain outstanding warrants issued in December 2016 to the holders of its Series D Convertible Preferred Stock (the “December 2016 Warrant Amendment”) to provide for (i) a reduction in the exercise price to $2.00, (ii) certain anti-dilution price protection and (iii) voluntary reduction of the exercise price by the Company in its discretion. The Company intends to seek Shareholder Approval in connection with the December 2016 Warrant Amendment.

The foregoing description of the December 2016 Warrant Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such document, which is attached as Exhibit 4.4 to this Current Report on Form 8-K and incorporated by reference herein.

May 2018 SPA Amendment, Series F Preferred Stock and Series B Preferred Stock

May 2018 SPA Amendment

On July 8, 2019, the Company entered into an amendment (the “May 2018 SPA Amendment”) to that certain Securities Purchase Agreement, dated as of May 15, 2018, by and between the Company and the purchasers party thereto (the “May 2018 SPA”), to provide for, among other provisions, (i) an update to certain definitions, including the definition of an “Exempt Issuance,” (ii) the waiver of certain provisions regarding restrictions on subsequent equity sales and participation in subsequent financings, and the removal of certain such provisions upon receipt of Shareholder Approval, (iii) the amendment to certain provisions of the Class A Warrants issued pursuant to the May 2018 SPA to modify certain provisions in connection with a Notice Failure (as such term is defined in the Class A Warrants), and to reduce the exercise price of the Class A Warrants issuable pursuant to anti-dilution price protection contained in such Class A Warrants to $2.00 per share following receipt of Shareholder Approval (iv) the cancellation of all outstanding Class B Warrants and (v) the establishment of a new class of preferred stock, to be designated Series F Convertible Preferred Stock, par value $0.01 per share (the “Series F Preferred Stock”) and the issuance of 9,000 shares of such Series F Preferred Stock to the parties to the May 2018 SPA Amendment, which will be convertible into Common Stock upon receipt of Shareholder Approval.

Certificate of Designation of Series F Preferred Stock

In connection with the May 2018 SPA Amendment, on July 8, 2019, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (the “Series F Certificate of Designation”) establishing and designating the rights, powers and preferences of the Series F Preferred Stock. The Company designated 9,000 shares of Series F Preferred Stock.

Pursuant to the Series F Certificate of Designation, the holders of the Series F Preferred Stock are entitled, among other things, to the right to participate in any dividends and distributions paid to common stockholders on an as-converted basis. The Series F Preferred Stock has no voting rights except as required by law. The Series F Preferred Stock contains certain anti-dilution price protection such that, following receipt of Shareholder Approval, if at any time while the Series F Preferred Stock is outstanding, the Company issues any shares of Common Stock without consideration or for a consideration per share less than the conversion price then in effect for the Series F Preferred Stock, then the conversion price of the Series F Preferred Stock shall be lowered to a price equal to such issuance. The Series F Preferred Stock will be convertible only following receipt of Shareholder Approval, at any time and from time to time without the payment of additional consideration into shares of Common Stock at a conversion price of $2.00 per share, subject to certain adjustments and has a stated value of $100.00 per share of Series F Preferred Stock. In the event of any liquidation or dissolution of the Company, the Series F Preferred Stock will rank junior to the Company's Series E Preferred Stock, Series D Preferred Stock, and any other class of preferred stock of senior rank to the Series F Preferred Stock, senior to any other class of preferred stock and to the Common Stock in the distribution of assets, to the extent legally available for distribution. Each share of Series F Preferred Stock will initially be convertible into 50 shares of Common Stock.

Pursuant to the terms of the Series F Certificate of Designation, under certain conditions, the Company has the right, but not the obligation to convert the outstanding shares of Series F Preferred Stock into Common Stock. Additionally, following receipt of Shareholder Approval, the Company will have the option to repurchase the shares of Series F Preferred Stock, in whole or in part, by paying to the holder a sum of money in cash equal to the number of shares of Series F Preferred Stock held by such holder multiplied by the stated value then in effect.

The offering is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act and Regulation D under the Securities Act.

The shares of Series F Preferred Stock have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

Certificate of Elimination of Series B Preferred Stock

On July 8, 2019, the Company filed a Certificate of Elimination of Shares of Series B Preferred Stock (the “Certificate of Elimination”) to the Company’s amended and restated certificate of incorporation. The Certificate of Elimination reduced, pursuant to Section 151(g) of the Delaware General Corporation Law, the number of authorized shares of Series B Convertible Preferred Stock of the Company, par value $0.01 per share (the “Series B Preferred Stock”) from 1,609,167 shares of Series B Preferred Stock to zero shares of Series B Preferred Stock, the number of shares of Series B Preferred Stock issued and outstanding as of July 8, 2019. Pursuant to the provisions of Section 151(g) of the Delaware General Corporation Law, the 1,609,167 authorized shares of Series B Preferred Stock eliminated pursuant to the reduction return to the available undesignated preferred stock of the Company and may be re-designated into another series of preferred stock.

The foregoing descriptions of the May 2018 SPA Amendment, Series F Certificate of Designation and Certificate of Elimination do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of such documents, which are attached as Exhibit 10.5, 3.3 and 3.4, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The descriptions regarding the Calm Private Placement, B3D Transaction and May 2018 SPA Amendment, Series F Preferred Stock and Series B Preferred Stock are incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

The descriptions regarding the Calm Private Placement, B3D Transaction, Series D Amendment and December 2016 Warrant Amendment and May 2018 SPA Amendment, Series F Preferred Stock and Series B Preferred Stock are incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

On July 8, 2019, the Company issued a press release announcing the signing of the transactions described above. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

3.1	Amendment to the Certificate of Designation, Preferences, Rights and Limitations of the Series E Convertible Preferred Stock, dated as of July 8, 2019.

3.2	Form of Amendment to the Certificate of Designation, Preferences, Rights and Limitations of the Series D Convertible Preferred Stock.

3.3	Form of Certificate of Designation, Preferences, Rights and Limitations of the Series F Convertible Preferred Stock, dated as of July 8, 2019.

3.4	Certificate of Elimination of Shares of Series B Convertible Preferred Stock, dated as of July 8, 2019.

4.1	Form of Calm Note.

4.2	Form of Calm Warrant to Purchase Common Stock.

4.3	Form of B3D Note.

4.4	Form of December 2016 Warrant Amendment, dated as of July 8, 2019.

10.1	Form of Calm Securities Purchase Agreement, dated as of July 8, 2019.

10.2	Form of Calm Registration Rights Agreement, dated as of July 8, 2019.

10.3	Fourth Amendment to Credit Agreement, dated as of July 8, 2019.

10.4	Form of B3D Registration Rights Agreement, dated as of July 8, 2019.

10.5	Form of Amendment to May 2018 Securities Purchase Agreement, dated as of July 8, 2019.

99.1	Press release, dated July 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPRESSPA GROUP, INC.

Dated: July 8, 2019	By:	/s/ Douglas Satzman
		Name:	Douglas Satzman
		Title:	Chief Executive Officer